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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


             Date of Report
             (Date of earliest
             event reported):        August 17, 1999


                               Badger Meter, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                      1-6706                      39-0143280
---------------               ----------------           -------------------
(State or other               (Commission File              (IRS Employer
jurisdiction of                    Number)               Identification No.)
incorporation)


              4545 West Brown Deer Road, Milwaukee, Wisconsin 53223
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (414) 355-0400
                         -------------------------------
                         (Registrant's telephone number)



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Item 1.           Changes in Control of Registrant.

                  Prior to August 17, 1999, Badger Meter, Inc. (the "Company") had two classes of common stock: Common Stock, which was entitled to one vote per share, and Class B Common Stock, which was entitled to ten votes per share. As trustees of the Badger Meter Voting Trust, Messrs. James O. Wright, James L. Forbes and James O. Wright, Jr. beneficially owned 590,814 shares of Class B Common Stock, which represented approximately 44% of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock. Mr. Forbes beneficially owned another 354,880 shares of Class B Common Stock and 38,902 shares of Common Stock, along with Messrs. Ronald H. Dix and Richard A. Meeusen as trustees of the Badger Meter Officers' Voting Trust, for a total of approximately 71% of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock.

                  On August 13, 1999, the Company announced that the Badger Meter Voting Trust, the Badger Meter Officers' Voting Trust and certain other trusts agreed to convert all of their Class B Common Stock to Common Stock effective August 17, 1999. As a result of such conversion and pursuant to the Company's Restated Articles of Incorporation, all outstanding shares of Class B Common Stock were converted to shares of Common Stock effective August 17, 1999, leaving the Company with a single class of stock, Common Stock, with one vote per share. The Company also amended its Restated Articles of Incorporation to reflect the elimination of the two-class capital structure.

                  Effective August 17, 1999, the Badger Meter Voting Trust, for which Messrs. Wright, Forbes and Wright Jr. had been trustees, was terminated.

                  In a separate transaction, the Company repurchased 303,914 shares of Common Stock from several trusts for Wright family members that had been held in the Badger Meter Voting Trust and one senior and one retired officer of the Company for $36.8875 per share on August 13, 1999.

                  As a result of such transactions, to the knowledge of the management of the Company, no person or group of persons holds a majority or controlling interest in the voting securities of the Company, or, except for the Badger Meter Officers' Voting Trust, has entered into any agreement or understanding respecting the voting of such securities. As of August 17, 1999, Messrs. Forbes, Dix and Meeusen beneficially owned 349,602 shares of Common Stock, as trustees of the Badger Meter Officers' Voting Trust, which represented approximately 10.5% of the outstanding Common Stock. Messrs. Forbes, Dix and Meeusen disclaim beneficial ownership of such shares of Common Stock other than those shares that have been deposited by them individually.


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Item 7.           Financial Statements and Exhibits.

                  (a)      Financial Statements of Business Acquired.

                  Not applicable.

                  (b)      Pro Forma Financial Information.

                  Not applicable.

                  (c)      Exhibits.

                  The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BADGER METER, INC.



Date:  August 31, 1999                By: /s/ Richard A. Meeusen
                                          --------------------------------------
                                          Richard A. Meeusen
                                          Vice President - Finance and Treasurer
                                          Chief Financial Officer


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                               BADGER METER, INC.

                   Exhibit Index to Current Report on Form 8-K
                              Dated August 17, 1999


Exhibit
Number
                                   Description

(3.0)             Restated Articles of Incorporation effective August 17, 1999.

(99.0)            Badger Meter, Inc. Press Release, dated August 13, 1999.